As filed with the Securities and Exchange Commission on June 29, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Intensity Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	46-1488089
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

61 Wilton Road, 3rd Floor
Westport, CT 06880
Telephone: (203) 221-7381
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis H. Bender
Chief Executive Officer
61 Wilton Road, 3rd Floor
Westport, CT 06880
Telephone: (203) 221-7381
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen, Esq. Daniel L. Woodard, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017 Telephone: (212) 547-5400	Ivan K. Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, New York 10022 Telephone: (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-260565

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of (i) additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Intensity Therapeutics, Inc. (the “Registrant”), and (ii) warrants to purchase shares of Common Stock (together with the additional shares of Common Stock, the “Securities”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to and incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (File No. 333-260565) (the “Prior Registration Statement”), which the Commission declared effective on June 29, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of the Securities to be offered in the public offering by $4,051,450, which includes additional shares of Common Stock that the underwriters have the option to purchase. The additional Securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of McDermott Will & Emery LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-260565), filed with the Commission on October 28, 2021 and incorporated herein by reference)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, CT on the 29th day of June, 2023.

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	President and Chief Executive Officer, Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 29th day of June, 2023.

Signature	Title

/s/ Lewis H. Bender	President and Chief Executive Officer, Chairman
Lewis H. Bender	(Principal Executive Officer)

/s/ John Wesolowski	Interim Chief Financial Officer, Principal Accounting Officer and Controller
John Wesolowski	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel Donovan	Director
Mr. Daniel Donovan

*	Director
Dr. Emer Leahy

*	Director
Dr. Mark A. Goldberg

*By:	/s/ Lewis H. Bender
Lewis H. Bender
Attorney-in-Fact

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